Exhibit 10.3

FOURTH AMENDMENT OF INDUSTRIAL REAL ESTATE LEASE

This Fourth Amendment of Industrial Real Estate Lease (“Amendment”) is entered into by and between 3301 South Norfolk, LLC. (“Landlord”), as Landlord, and Unified Grocers, Inc., formerly known as Unified Western Grocers, Inc., as successor to Associated Grocers, Incorporated, by assignment dated September 30, 2007 (“Tenant”), under that certain Industrial Real Estate Lease (“Lease”) dated April 19, 2007, as amended by that certain First Amendment of Industrial Real Estate Lease dated March 24, 2010, as amended by that certain Second Amendment of Industrial Real Estate Lease dated December 10, 2010, as amended by that certain Third Amendment of Industrial Real Estate Lease dated September 14, 2011, between the parties hereto.

RECITALS

A. Landlord and Tenant desire to amend the Lease in accordance with the terms and conditions contained herein to acknowledge the reduction in property taxes due from Tenant associated with the Reduction of Leased Parking Area that was memorialized in the Third Amendment of Industrial Lease dated September 14, 2011.

B. The Property commonly known as 3301 South Norfolk Street, Seattle,

Washington, 98168 is owned by Landlord.

C. All of the modifications in this Amendment shall be effective as of delivery by the last signing party to the first signing party.

D. Except as may be expressly provided otherwise in this Amendment, capitalized terms in this Amendment shall have the meaning given such terms in the Lease.

NOW, THEREFORE, in consideration of the mutual promises contained herein, Landlord and Tenant agree as follows:

1. Amendments.

1.1 Section 4.2.1 Real Property Taxes is amended by adding the following to the end of such Section:

Notwithstanding anything above to the contrary, commencing September 1, 2011 and continuing for the Term of the Lease, Tenant shall not be required to pay Property Taxes on the real property that was reduced from the Property as provided on Schedule 1.3.1 Site Plan. Thus, Tenant’s obligation to pay real property taxes due under the Lease are as follows:

(a) 0% of real property taxes for tax parcel 000340-0046

(b) 78% of the real property taxes for tax parcel 000340-0041;

(c) 95% of the real property taxes for tax parcel 000340-0015;

(d) 100% of real property taxes for all other tax parcels on the Property.

Furthermore, Landlord acknowledges that Tenant had already paid the real property taxes due in October 2011 for the period of July 1, 2011 through December 31, 2011 for all of the parcels on the Property. Landlord shall reimburse Tenant in the amount of One Thousand Five Hundred Fifty-Nine and 95/100 ($1,559.95) Dollars, which reflects the proportional amount paid by Tenant for the period of September 1, 2011 through December 31, 2011 for tax parcels 000340-0046; 000340-0041; & 000340-0015. Landlord shall remit this payment to Tenant within (30) days of execution of this Amendment.

2. Entire Amendment. This Amendment sets forth the entire agreement of the parties with respect to the subject matter set forth herein and may not be modified other than by an agreement in writing signed by the parties hereto or their respective successors or assigns.

3. Acknowledgment. The parties hereto each acknowledge that except as expressly modified by this Amendment, all the terms and conditions of the Lease remain unchanged and are in full force and effect and enforceable in accordance with their terms. In the event of a conflict between the Lease and this Amendment, the terms and provisions of this Amendment shall control.

4. Counterparts. This Amendment may be executed in counterparts and each counterpart taken together, shall constitute one document.

5. Schedules. Schedule 1.3.1 Site Plan attached hereto is incorporated herein by this reference, and replaces and supersedes the existing Schedule 1.3.1 Site Plan.

6. Lender’s Consent. The effectiveness of this Amendment is conditioned upon Landlord, receiving the consent of its lender.

The rest of this page is intentionally left blank; signatures are on the following page.

DATED this 8TH day of FEBRUARY, 2011. 2012

TENANT:

UNIFIED GROCERS, INC.

By: /s/ Gary C. Hammett

Its: VICE PRESIDENT

LANDLORD:

3301 SOUTH NORFOLK LLC. by Sabey Corporation, Manager

By: /s/ Patricia A. Sewell

Its: Treasurer & Secretary

STATE OF CALIFORNIA )

) ss.

COUNTY OF LOS ANGELES )

On this 8th day of February, 2011, 2012co before me, the undersigned, a

Notary Public in and for the State of California, duly commissioned and sworn as such,

personally appeared Gary C. Hammett, to me known to be the

Vice President of UNIFIED GROCERS, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned and on oath stated that he/she was authorized to execute said instrument.

WITNESS my hand and official seal the day and year in this certificate first above written.

CONNIE OLDENBURG Commission # 1854918 Notary Public - California Los Angeles County My Comm. Expires Jun 20, 2013

Printed Name: CONNIE OLDENBURG

NOTARY PUBLIC in and for the State of

California, residing at Commerce.

My commission expires: June 20th, 2013

STATE OF WASHINGTON )

)ss.

COUNTY OF KING )

On this day of, 2011, before me, the undersigned, a

Notary Public in and for the State of Washington, duly commissioned and sworn as such, personally appeared Patricia A. Sewell, to me known to be the Treasurer & Secretary of Sabey Corporation, Manager of 3301 SOUTH NORFOLK LLC, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument.

WITNESS my hand and official seal the day and year in this certificate first above written.

Printed Name:

NOTARY PUBLIC in and for the State of

Washington, residing at

My commission expires:

SCHEDULE 1.3.1 SITE PLAN

Reduction of Leased

Parking Area

CENTER